UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POWAY MUFFLER AND BRAKE, INC. _______________________________________ (Exact name of registrant as specified in its charter)

Colorado ____________________________________________ (State or other jurisdiction of incorporation or organization)

5 ____________________________________________ (Primary Standard Industrial Classification Code Number)

94-3364776 _______________________________ (I.R.S. Employer Identification Number)

Poway Muffler and Brake, Inc.
13933 Poway Road
Poway, CA 92064
(858) 748-2994
________________________________________________________________________________________
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allan Ligi
13933 Poway Road
Poway, CA 92064
(858) 748-2994 _____________________________________________________________________________ (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Karen A. Batcher, Esq.
Synergen Law Group, APC
819 Anchorage Place, Suite 28
Chula Vista, CA 91914
Tel. 619.475.7882
Fax: 619.512.5184

As soon as practicable after this Registration Statement becomes effective. __________________________________________________________
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, No Par Value	1,260,000	$0.05	$63,000	$4.49

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum of $.05 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 11, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

1,260,000 SHARES OF
Poway Muffler and Brake, Inc.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 1,260,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE __.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is: February 11, 2010.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .  Please note that throughout this prospectus, the words “PMB”, “we”, “our” or “us” refer to the Company not to the selling stockholders.

ABOUT OUR COMPANY

Poway Muffler and Brake, Inc. (“PMB” or the “Company”) began business operations in 1994 and incorporated in the State of California on January 6, 1989.   On December 15, 2008, PMB completed a merger with Ross Investments, Inc., (“Ross”) a Colorado corporation (the “Merger”), with Ross as the surviving corporation.   Simultaneous with the closing of the Merger, Ross Investments, Inc. amended its Articles of Incorporation to change its name to Poway Muffler and Brake, Inc.

PMB operates a retail automotive repair facility in San Diego County, California which offers a comprehensive array of automotive repair and maintenance services. The Company specializes in front-end alignments, brake system, steering, suspension, exhaust, and general engine repair and replacement services.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.   As reflected in the accompanying financial statements, the Company had accumulated expenses of $49,383, a net loss and net cash used in operations of $8,288 and $1,467 for the nine months ended September 30, 2009, respectively. These conditions raise substantial doubt about our ability to continue as a going concern.

WHERE YOU CAN FIND US

Our principal executive office location and mailing address is 13933 Poway Rd., Poway, CA 92064.  The corporate telephone number is (858) 748-2994.

TERMS OF THE OFFERING

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum of $0.05 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

SUMMARY FINANCIALS

The following table provides summary consolidated financial statement data as of and for the three-month and nine-month periods ended September, 2009. The interim financial data for the three- and six-month periods ended September, 2009 are unaudited. The financial statement data as of and for the year ended December 31, 2007 and 2006 have been derived from our audited consolidated financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

RISKS RELATED TO OUR BUSINESS

We operate in the highly competitive automotive repair industry.

The automotive repair industry in which we operate is generally highly competitive and fragmented, and the number, size and strength of our competitors vary widely from region to region. We believe that competition in the industry is based primarily on customer service, reputation, store location, name awareness and price. Our primary competitors include national and regional undercar specialty and general automotive service chains, both franchised and company-operated, car dealerships, mass merchandisers operating service centers, gas stations and independent garages. Some of our competitors have more financial resources, are more geographically diverse and have better name recognition than we do, which might place us at a competitive disadvantage to those competitors. Because we seek to offer competitive prices, if our competitors reduce prices we may be forced to reduce our prices, which could have a material adverse effect on our business, financial condition and results of operations. We cannot assure that we will be able to compete effectively. If we are unable to compete successfully in new and existing markets, we may not achieve our projected revenue and profitability targets.

We are subject to cycles in the general economy that impact demand for our products and services.

The automotive repair industry is subject to fluctuations in the general economy. During a downturn in the economy, customers may defer or forego vehicle maintenance or repair. During periods of good economic conditions, consumers may decide to purchase new vehicles rather than having their older vehicles serviced. While the number of automobiles registered in the United States has steadily increased, this trend may not continue. In any event, should a reduction in the number of miles driven by automobile owners occur, it would likely have an adverse effect on the demand for our products and services. For example, when the retail cost of gasoline increases, the number of miles driven by automobile owners may decrease, which would result in less frequent service intervals and fewer repairs.

We depend on our relationships with our vendors.

We depend on close relationships with our vendors for parts and supplies and for our ability to purchase products at competitive prices and terms.  We believe that alternative sources exist for most of the products we sell or use, and we would not expect the loss of any one supplier to have a material adverse effect on our business, financial condition or results of operations. Our dependence on a small number of suppliers, however, subjects us to the risks of shortages and interruptions. If any of our suppliers do not perform adequately or otherwise fail to distribute parts or other supplies to us, our inability to replace the suppliers in a timely manner and on acceptable terms could increase our costs and could cause shortages or interruptions that could have a material adverse effect on our business, financial condition and results of operations.

Our industry is subject to environmental, consumer protection and other regulation.

We are subject to various federal, state and local environmental laws and other governmental regulations regarding the operation of our business. For example, we are subject to rules governing the handling, storage and disposal of hazardous substances contained in some of the products such as motor oil that we sell and use at our store, the recycling of batteries, and used lubricants. These laws and regulations can impose fines and criminal sanctions for violations and require the installation of pollution control equipment or operational changes to decrease the likelihood of accidental hazardous substance releases. Accordingly, we could become subject to material liabilities relating to the investigation and cleanup of contaminated properties, and to claims alleging personal injury or property damage as a result of exposure to, or release of, hazardous substances. In addition, stricter interpretation of existing laws and regulations, new laws and regulations, the discovery of previously unknown contamination or the imposition of new or increased requirements could require us to incur costs or become the basis of new or increased liabilities that could have a material adverse effect on our business, financial condition and results of operations.

National automotive repair chains have also been the subject of investigations and reports by consumer protection agencies and the Attorneys General of various states. Publicity in connection with these investigations could have an adverse effect on our sales and, consequently, our business, financial condition and results of operations. State and local governments have also enacted numerous consumer protection laws that we must comply with.

The costs of our operations may increase if there are changes in laws governing minimum hourly wages, working conditions, overtime, workers’ compensation insurance rates, unemployment tax rates or other laws and regulations. A material increase in these costs that we were unable to offset by increasing our prices or by other means would have a material adverse effect on our business, financial condition and results of operations.

Our business is affected by advances in automotive technology.

The demand for our products and services could be adversely affected by continuing developments in automotive technology. Automotive manufacturers are producing cars that last longer and require service and maintenance at less frequent intervals in certain cases. Quality improvement of manufacturers’ original equipment parts has in the past reduced, and may in the future reduce, demand for our products and services, adversely affecting our sales. For example, manufacturers’ use of stainless steel exhaust components has significantly increased the life of those parts, thereby decreasing the demand for exhaust repairs and replacements. Longer and more comprehensive warranty or service programs offered by automobile manufacturers and other third parties also could adversely affect the demand for our products and services. We believe that a majority of new automobile owners have their cars serviced by a dealer during the period that the car is under warranty. In addition, advances in automotive technology continue to require us to incur additional costs to update our diagnostic capabilities and technical training programs.

We may have difficulty meeting our retail expansion goals, and our retail expansion strategy may not be accretive to earnings.

Our growth strategy includes the opening of new retail facilities in communities within our market area, as well as in other communities contiguous to that which we currently serve. Our ability to establish new retail facilities will depend on whether we can identify suitable sites and negotiate acceptable lease or purchase and sale terms. However, we may not be able to do so, and identifying suitable sites and negotiating acceptable terms may be more expensive, or take longer, than we expect. Moreover, once we establish a new retail facility, numerous factors will contribute to its performance, such as a suitable location, qualified personnel and an effective marketing strategy. There can be no assurance that our retail facility expansion strategy will be accretive to our earnings within a reasonable period of time.

We rely on an adequate supply of skilled field personnel.

In order to continue to provide high quality services, we require an adequate supply of skilled field managers and technicians. Trained and experienced automotive field personnel are in high demand, and may be in short supply in some areas. We cannot assure that we will be able to attract, motivate and maintain an adequate skilled workforce necessary to operate our existing and future stores efficiently, or that labor expenses will not increase as a result of a shortage in the supply of skilled field personnel, thereby adversely impacting our financial performance. While the automotive repair industry generally operates with high field employee turnover, any material increases in employee turnover rates or any widespread employee dissatisfaction could also have a material adverse effect on our business, financial condition and results of operations.

We depend on the services of key executives.

Our senior executives are important to our success because they have been instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging necessary financing. Losing the services of any of these individuals could adversely affect our business until a suitable replacement could be found. It may be difficult to replace them quickly with executives of equal experience and capabilities.

There is limited liability of management and it may require the company to indemnify its officers and directors.

The Company has adopted provisions to its Articles of Incorporation and bylaws, which limit the liability of its officers and directors and provide for indemnification by the Company of its officers and directors to the fullest extent permitted by Colorado corporate law.  Such law generally provides that its officers and directors shall have no personal liability to the Company or its shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.   For the nine months ended September 30, 2009, we have incurred a net loss of $8,288.  If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

The company has not paid or declared any dividends, nor, does it anticipate paying any dividends in the foreseeable future.

The Company has not paid or declared any dividends, nor, by reason of its present financial status and its contemplated financial requirements, does it anticipate paying any dividends in the foreseeable future. The future payment of dividends by the Company on its Common Stock, if any, rests within the sole discretion of the Company's board of directors and will depend, on among other things, the Company's earnings, its capital requirements and its financial condition as well as other relevant factors.

RISKS RELATED TO OUR COMMON STOCK

The offering price of the shares was determined based upon the price sold in our offering and should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the company, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 for the shares of common stock was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 750,000,000 shares of common stock, no par value, of which 1,460,000 shares are issued and outstanding and 10,000,000 shares of preferred stock, no par value, of which zero shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have a market maker apply for admission to quotation of our securities on the OTCBB after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the OTCBB or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. As of February 2008, the Securities and Exchange Commission adopted changes to Rule 144, which, shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports..  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in April 2004.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,260,000shares of our common stock held by 36 shareholders of our common stock which sold in our Regulation D Rule 504 offering completed in April 2004.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 31, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name Of Selling Stockholder	Shares of Common Stock Owned Prior to Offering	Shares Of Common Stock To Be Sold	Shares Of Common Stock Owned After Offering (1)	Percent Of Common Stock Owned After Offering (2)
James Charles Aldrup	2,000	2,000	-0-	-0-
Robert Johnson	2,000	2,000	-0-	-0-
David Bender	2,000	2,000	-0-	-0-
Gerald W. Bender	2,000	2,000	-0-	-0-

Stanley C. & Mimi Lee	560,000	560,000	-0-	-0-
Paige Bender	2,000	2,000	-0-	-0-
Black Marlen, Inc.	2,000	2,000	-0-	-0-
Phillip C Broshear	2,000	2,000	-0-	-0-
Marc R Brosseau	2,000	2,000	-0-	-0-
Veronica Magill	2,000	2,000	-0-	-0-
Patrick J Burke	2,000	2,000	-0-	-0-
Tahir Majid	2,000	2,000	-0-	-0-
Gabrielle D. Chandler	100,000	100,000	-0-	-0-
Robert & Carlotta Marsick	2,000	2,000	-0-	-0-
Steve Chandler	200,000	200,000	-0-	-0-
Gary Chin	200,000	200,000	-0-	-0-
Jeffrey C Collins	2,000	2,000	-0-	-0-
Franck Martin	2,000	2,000	-0-	-0-
Davidson Trust	2,000	2,000	-0-	-0-
Marlin Matthews	2,000	2,000	-0-	-0-
Kenneth Miller	40,000	40,000	-0-	-0-
Carolyn E Dilger	2,000	2,000	-0-	-0-
Craig Nelson	2,000	2,000	-0-	-0-
Wayne E Dilger	2,000	2,000	-0-	-0-
Tom Pizer	2,000	2,000	-0-	-0-
Equisource Financial, Inc.	2,000	2,000	-0-	-0-
Michael Scully	2,000	2,000	-0-	-0-
Steve Slater	4,000	4,000	-0-	-0-
Gary L. Thomas	2,000	2,000	-0-	-0-
Chris Tierney	2,000	2,000	-0-	-0-
Linda Holmes-York	2,000	2,000	-0-	-0-
Matthew Ward	2,000	2,000	-0-	-0-
Robert P Jacobsen	2,000	2,000	-0-	-0-
Teri C. Yarborough	2,000	2,000	-0-	-0-
Bruce Penrod	50,000	50,000	-0-	-0-
Intercorp, Inc.	50,000	50,000	-0-	-0-
		1,260,000

(1)	Assumes that the selling shareholder disposes of all of the shares of common stock covered by this prospectus, and does not acquire any additional shares.
(2)	The percentages are based on 1,460,000 shares of common stock outstanding on the date of this prospectus.

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in the shareholder’s name.

Other than Bruce Penrod who was an officer and director of the Company up until December 5, 2008, none of the selling shareholders:

●	has had a material relationship with us other than as a shareholder at any time within the past three years;
●	has ever been one of our officers or directors; or
●	is a broker-dealer or affiliate of a broker dealer.

Material Relationships.

No shareholder has a material relationship with our Officer and Director.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.  The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB, at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB subsequent to the effective date of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.  However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 750,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 750,000,000 shares of common stock, no par value per share.  Currently we have 1,460,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Colorado for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, no par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by John Kinross Kennedy to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Karen Batcher, of the law firm of Synergen Law Group, APC, 744 Otay Lakes Road, #143, Chula Vista, CA  91910, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.  Ms. Batcher’s consent is attached to this prospectus as an exhibit.

DESCRIPTION OF BUSINESS

Organization Within The Last Five Years

Poway Muffler and Brake, Inc. (previously Ross Investments, Inc.) was incorporated in January 1989 under the laws of the State of Colorado to engage in any lawful corporate undertaking.   Until December, 2008, the Company’s operations were focused on the development of software for online trading of rare coins.

On December 2, 2008, the Company completed a merger with Poway Muffler and Brake, Inc., a California corporation (“PMB-CA”). Pursuant to the Share Exchange Agreement, each of the outstanding shares of PMB-CA common stock was converted into one share of the Company’s common stock.  All 100,000 shares of PMB-CA’s total outstanding common stock were held by Allan Ligi, PMB-CA’s sole shareholder.  Accordingly, upon closing of the Merger, Mr. Ligi’s shares of PMB-CA were converted into 100,000 shares of the Company’s common stock.  In addition, upon the closing of the Merger, the Company amended its Articles of Incorporation to change its name from Ross Investments, Inc. to Poway Muffler and Brake, Inc.  PMB-CA was established in 1994 as a retail automotive repair and maintenance service business.

Information About Our Business

The Company offers a comprehensive array of automotive repair and maintenance services. The Company specializes in front-end alignments, brake system, steering, suspension, exhaust, and general engine repair and replacement services. The Company currently operates solely at its California location at 13933 Poway Rd., Poway, San Diego County, California.

PMB historically operated mainly as muffler and exhaust specialist, with brakes, shocks, and struts serving as sidebar contributors to the Company’s annual revenues.  However, with the changes that have occurred in the automotive repair industry, so has the mix of PMB’s business.  The Company currently provides a broad range of services on passenger cars, light trucks and vans for brakes (estimated at 20% of fiscal 2008 sales); mufflers and exhaust systems (40%); and steering, drive train, suspension and wheel alignment (25%). The Company also provides other products and services including tires (5%) and routine maintenance services including state inspections (10%). PMB specializes in the repair and replacement of parts which must be periodically replaced as they wear out. Normal wear on these parts generally is not covered by new car warranties. The Company typically does not perform under-the-hood repair services except for oil change services, various “flush and fill” services and some minor tune-up services. The Company does not sell parts or accessories to the do-it-yourself market.

The Company  owns and maintains a $30,000 custom tube bending machine enabling PMB to create custom exhaust systems for off road racing vehicles and custom cars with oversized engines, and some older Recreational Vehicles (“RVs”)  requiring specialized exhaust solutions. This unique service offering provides PMB with an extreme competitive advantage, enabling the Company to attract customers unable to find this type of service at other repair facilities.   PMB is also the only shop of its kind in the San Diego area with an outside lift rack that enables the Company to repair recreational vehicles and large or over-sized off road vehicles.  This allows the Company the unique ability to service RVs, off-road racing vehicles, and custom cars that could not otherwise be serviced.

PMB has also developed a catalytic converter replacement program that enables vehicle owners to save 40% when they need this service. The Company structured a deal with an aftermarket manufacturer to provide factory qualified replacement catalytic converters that drastically reduce the cost of this increasingly needed service. The National Bureau of Transportation Statistics 2008 Annual Report shows that the median and mean age of automobiles has steadily increased since 1969.   In 2007, the overall median age for automobiles was 9.2 years, a significant increase since 1997 when the median age of vehicles in operation in the US was 8.1 years. The Report also shows that the median age for light trucks is 7.1 years.  For PMB, the fact that the average age of the U.S. automobile has been increasing the past several years provides the Company with yet another competitive advantage.  The Company plan is to launch advertising and marketing of this service within the next quarter.

The Company has experienced growth in recent years due in part to management’s implementation of several new programs.  For example, PMB recently initiated a service program that includes contracting with local auto body companies to provide engine repair on automobiles that require such work after an accident.   PMB commenced this service with one local auto body company in 2008, and has already yielded significant results.  PMB expects this single relationship may provide as much as a 15% increase in revenues on an ongoing basis.

Another recent addition is the establishment of a fleet servicing program. Over the last couple of years, PMB has targeted regional construction, plumbing, and electrical contractors that have at least ten or more vehicles in their fleets and has offered these businesses slightly discounted service rates.   This is a recent undertaking for the Company, and preliminary indications are that the fleet servicing program may be another significant contributor towards PMB’s profitability.

Industry Competition

PMB competes in the approximately $150 billion U.S. automotive aftermarket industry, which includes replacement parts (collision parts and heavy truck parts excluded), accessories, maintenance items, batteries, and automotive fluids for cars, and light trucks.  Primary competitors include auto dealers, national, regional and local shops, as well as shops run by mass merchandisers.  However, PMB’s ability to service large and custom vehicles gives PMB a market advantage over its local competitors.   Additionally, because of its geographical location, PMB does not experience the same level of seasonality as shops located in cold weather climates.

Governmental Regulations and Environmental Laws

The Company is subject to rules governing the handling, storage and disposal of hazardous substances contained in some of the products that we sell and use.  PMB handles used automotive oils, fluids, and solvents that are disposed of by third party contractors licensed to handle such waste. As a result, while PMB is subject to a number of federal, state, and local laws designed to protect the environment. The Company is also subject to regulation regarding the installation of catalytic converters. In addition to environmental laws, PMB is subject to the Federal Occupational Safety and Health Act and other laws regulating safety and health.

These laws and regulations can impose fines and criminal sanctions for violations and require the installation of pollution control equipment or operational changes to decrease the likelihood of accidental hazardous substance releases. Accordingly, we could become subject to material liabilities relating to the investigation and cleanup of contaminated properties, and to claims alleging personal injury or property damage as a result of exposure to, or release of, hazardous substances. In addition, stricter interpretation of existing laws and regulations, new laws and regulations, the discovery of previously unknown contamination or the imposition of new or increased requirements could require us to incur costs or become the basis of new or increased liabilities that could have a material adverse effect on our business, financial condition and results of operations.

National automotive repair chains have also been the subject of investigations and reports by consumer protection agencies and the Attorneys General of various states. Publicity in connection with these investigations could have an adverse effect on our sales and, consequently, our business, financial condition and results of operations. State and local governments have also enacted numerous consumer protection laws that we must comply with.

The costs of our operations may increase if there are changes in laws governing minimum hourly wages, working conditions, overtime, workers’ compensation insurance rates, unemployment tax rates or other laws and regulations. A material increase in these costs that we were unable to offset by increasing our prices or by other means would have a material adverse effect on our business, financial condition and results of operations.

Employees

The Company currently employs two full time employees.

DESCRIPTION OF PROPERTY

Our principal office is located at13933 Poway Road, Poway, CA 92064.  PMB leases its main retail location in Poway, CA. In February, 2008, the Company signed a five year lease extension on the shop location. The lease terms are 60 months at $2,600 per month, for a total commitment of $156,000 through the end of 2012.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek quotation on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a quotation. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a quotation of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC Bulletin Board.

We intend to apply for quotation of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

AVAILABLE INFORMATION

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

INDEX TO FINANCIAL STATEMENTS

POWAY MUFLER & BRAKE, INC.

FINANCIAL STATEMENTS

December 31, 2008

and

September 30, 2009 (Unaudited)

i

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders
Poway Muffler and Brake, Inc.

I have audited the accompanying balance sheet of Poway Muffler and Brake, Inc. as of December 31, 2008 and 2007 and the related statements of operations and of cash flows for the years then ended and for the period since inception, January 6, 1989, to December 31, 2008. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

Except as discussed in the following paragraph, I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but do not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

I was unable to observe the inventory count at December 31, 2008 and 2007 and was therefore unable to satisfy myself as to the carrying value of the inventory on those dates.

In my opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had I been able to examine the ending inventory as at December 31, 2008 and 2007, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Poway Muffler and Brake, Inc. as of December 31, 2008 and 2007, and the results of its operations and cash flows for years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has accumulated losses and suffered declining sales.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/sb/
John Kinross-Kennedy
Certified Public Accountant
Irvine, California
November 5, 2009

POWAY MUFFLER & BRAKE, INC.
(A Development Stage Company)
Balance Sheets
as at December 31, 2008

	2008	2007
		(Restated)
ASSETS
Current Assets
Cash and Cash Equivalents	$1,817	$4,509
Accounts Receivable	10,057	223,918
Inventory	16,964	16,964
Prepaid Rent	1,857	1,857
Total Current Assets	30,695	247,248

Property and Equipment	91,387	91,387
Accumulated Depreciation	(91,387)	(86,123)
Total Property and Equipment	-	5,264

Total Assets	$30,695	$252,512

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts Payable	$13,156	$1,357
Due to Affiliated Company	19,176	18,070
Total Current Liabilities	32,332	19,427
Long Term Liabilities
Stockholder's Loan	64,580	289,982

Total Liabilities	$96,912	$309,409

Stockholders' Deficit
Common Stock, $0.01 par value; authorized
750,000,000 shares; issued and outstanding
5,260,000 shares as at 12/31/07
1,360,000 shares as at 12/ 31/08	1,360	5,260
Additional Paid-In Capital	140,942	137,042
Accumulated Deficit	(208,519)	(199,199)

Total Stockholders' Deficit	(66,217)	(56,897)
Total Liabilities and Shareholders' Deficit	$30,695	$252,512

POWAY MUFFLER & BRAKE, INC.
(A Development Stage Company)
Balance Sheets
as at September 30, 2009

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents	$350	$1,817
Accounts Receivable	(1,213)	10,057
Undeposited Funds	(1,130)
Inventory	20,170	16,964
Prepaid Rent	1,857	1,857
Total Current Assets	20,034	30,695

Property and Equipment
Furniture and Equipment	91,387	91,387
Accumulated Depreciation	(91,387)	(91,387)
Total Property and Equipment	-	-
Total Assets	$20,034	$30,695

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts Payable	$6,982	$13,156
Due to Affiliated Company	22,977	19,176
Total Current Liabilities	29,959	32,332
Long Term Liabilities
Stockholder's Loan	64,580	64,580

Total Liabilities	94,539	96,912

Stockholders' Deficit
Common Stock, $0.01 par value; authorized
100,000 shares; issued and outstanding
100,000 shares as at June 30, 2009
100,000 shares as at December 31, 2006	1,000	1,000
Additional Paid-In Capital	78,302	78,302
Accumulated Deficit	(153,807)	(145,519)

Total Stockholders' Deficit	(74,505)	(66,217)
Total Liabilities and Shareholders' Deficit	$20,034	$30,695

POWAY MUFFLER & BRAKE, INC.
(A Development Stage Company)
Income Statements and Statements of Deficit
For the Years Ended December 31, 2008

	2008	2007

Sales	$254,012	$377,367

Cost of Sales	181,793	288,469

Operating Income	72,219	88,898

General and Administrative Expenses	79,939	85,944

Net Income before taxes	$(7,720)	$2,954

Taxes	1,600	-

Net Income after Taxes	(9,320)	2,954

Deficit, beginning of year	(199,199)	(202,153)

Deficit. End of year	(208,519)	(199,199)

Net Income per common share, basic and diluted	$(0.01)	$0.00

Weighted average shares outstanding, basic and diluted	1,360,000	5,260,000

v

POWAY MUFFLER & BRAKE, INC.
(A Development Stage Company)
Income Statement
For the Three and Nine Months Ended September 30, 2009, and since Inception
(Unaudited)

			For the period
	For the	For the	January 6, 1989
	three months	nine months	(inception) to
	ended Sep. 30,	ended Sep. 30,	September 30,
	2009	2009	2009

Sales	$47,906	$175,573	2,341,698

Cost of Sales	46,678	134,478	1,786,569

Gross Profit	1,228	41,095	555,129

General and Administrative Expenses
Professional fees	1,870	8,420	22,263
Occupancy costs	7,971	23,569	182,321
Other general and admistrative costs	4,370	17,394	504,352
	14,211	49,383	708,936

Net Income before taxes	(12,983)	(8,288)	(153,807)

Taxes	-	-	-

Net Income after Taxes	$(12,983)	$(8,288)	$(153,807)

Net Income per common share,
basic and diluted	$(0.13)	$(0.08)

Weighted average shares outstanding,
basic and diluted	100,000	100,000

POWAY MUFLER & BRAKE, INC.
(A Development Stage Company)
Statement of Cash Flows
For the Years Ended December 31, 2008

	2008	2007
Cash flows from operating activities:
Net Income from operations	$(9,320)	$2,954
Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation	5,264	10,528
Change in operating assets and liabilities:
Accounts Receivable	213,861	(44,216)
Accounts Payable	11,799	(3,381)
Inventory	-	13,445
Net cash (used by) operating activities	221,604	(20,670)

Cash flows from investing activities:
Net cash (used by) investing activities	-	-

Cash flows from financing activities:
Bank overdraft repaid	-	(8,282)
Proceeds of stockholders' loan	(225,402)	15,229
Proceeds of loan from affiliated company	1,106	18,070
Net cash (used) provided by financing activities	(224,296)	25,017

Net increase (decrease) in cash	(2,692)	4,347

Cash, beginning of the period	4,509	162

Cash, end of the period	$1,817	$4,509

Supplemental cash flow disclosure:
Interest paid	$699	$164
Taxes paid	$1,600	$-

POWAY MUFLER & BRAKE, INC.
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

	For the	For the period
	nine months	January 6, 1989
	ended Sep. 30,	(inception) to
	2009	September 30, 2009
Cash flows from operating activities:
Net Income from operations	$(8,288)	(153,807)
Adjustments to reconcile net loss to
net cash used by operating activities:	-
Depreciation		91,387
Issue of stock for services		1,000
Change in operating assets and liabilities:
Accounts Receivable	12,400	1,213
Accounts Payable	(6,174)	6,982
Undeposited Funds		1,130
Inventory		(20,170)
Prepaids		(1,857)
Net cash provided by operating activities	(2,062)	(74,122)

Cash flows from investing activities:
Purchase of asset	(3,206)	(91,387)
Net cash (used by) investing activities	(3,206)	(91,387)

Cash flows from financing activities:
Paid-in capital in cash		78,302
Proceeds (repayment) of loan from affiliated company	3,801	22,977
Proceed of stockholder loan		64,580
Net cash (used by) financing activities	3,801	165,859

Net increase in cash	(1,467)	350

Cash, beginning of the period	1,817	-

Cash, end of the period	$350	$350

Supplemental cash flow disclosure:
Interest paid	$196
Taxes paid	$800

POWAY MUFFLER AND BRAKE INC.
(A Development Stage Company)
Statement of Shareholders' Equity December 31, 2008

				Deficit
				Accumulated	Total
	Common Stock		Additional	during the	Shareholders'
	Number of		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)
Inception, January 6, 1989	-	$-	$-	$-	$-
Common stock issued for cash, 2000	5,260,000	5,260	57,740		63,000
Net loss for the period from inception
January 6, 1989 to December 31, 2006				(63,000)	(63,000)

Balances, December 31, 2006	5,260,000	5,260	57,740	(63,000)	-
Cumulative deficit and Paid-in Capital of
Poway Brake & Muffler, Inc. Jan. 1, 2007			79,302	(139,153)	(59,851)
Balances, beginning of year	5,260,000	5,260	137,042	(202,153)	(59,851)
Net income for the year ended Dec. 31, 2007				2,954	2,954

Balances, December 31, 2007	5,260,000	5,260	137,042	(199,199)	(56,897)
Common stock retired and cancelled
April 24, 2008	(4,000,000)	(4,000)	4,000		-
Common stock issued in reorganization
April 24, 2008	50,000	50	(50)		-
Common stock issued in reorganization
April 24, 2008	50,000	50	(50)
Net loss for the year ended Dec. 31, 2008				(9,320)	(9,320)

Balances, December 1, 2008	1,360,000	$1,360	$140,992	$(208,519)	$(66,217)

POWAY MUFLER & BRAKE, INC.
(A Development Stage Company)
Statement of Stockholders' Equity
for the period since inception January 6, 1989 to September 30, 2009
(Unaudited)

				Deficit
				Accumulated	Total
	Common Stock		Additional	during the	Shareholders'
	Number of		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)
Inception, January 6, 1989	-	$-	$-	$-	$-
Aug. 31, 2003: 100,000 common sh.
issued for services @ 0.01 per sh.	1,000,000	1,000			1,000
Aug. 31, 2003: cash contributed			39,151		39,151
Aug. 31, 2003: cash contributed			39,151		39,151

Loss for the period ended Dec. 31, 2003				(78,835)	(78,835)
Balances as at December 31, 2003	1,000,000	1,000	78,302	(78,835)	467

Net loss for the year ended Dec. 31, 2004				(126,506)	(126,506)
Balances as at December 31, 2004	1,000,000	1,000	78,302	(205,341)	(126,039)
Accounting adjustment				5,217	5,217
Net loss for the year ended Dec. 31, 2005				(54,886)	(54,886)
Balances as at December 31, 2005	100,000	1,000	78,302	(255,010)	(175,708)

Net income for the year ended Dec. 31, 2006				115,857	115,857
Balances as at December 31, 2006	100,000	1,000	78,302	(139,153)	(59,851)

Net income for the year ended Dec. 31, 2007				2,954	2,954
Balances as at December 31, 2007	100,000	1,000	78,302	(136,199)	(56,897)

Net income for the year ended Dec. 31, 2008				(9,320)	(9,320)
Balances as at December 31, 2008	100,000	1,000	78,302	(145,519)	(66,217)

Net income for the 9 mo. ended Sep. 30, 2009				(8,288)	(8,288)
Balances as at June 30, 2009	100,000	$1,000	$78,302	$(153,807)	$(74,505)

x

POWAY BRAKE AND MUFFLER, INC.

(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
For the Fiscal year ended December 31, 2008

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The financial statements presented are those of Poway Muffler and Brake, Inc., doing business as PMB Automotive Repair, (the “Company”).  The Company was incorporated under the laws of California on January 6, 1989 to enter the muffler and brake business.  The Company purchased an existing business, Poway Muffler and Brake at 13933 Poway Road, Poway, California on August 30, 2007.  Alan J. Ligi assumed the offices of President, Secretary and Treasurer, and a Director.

On December 2, 2008 the Company exchanged all its outstanding stock owned by the President Alan J. Ligi for an equal number of shares in Ross Investments Inc., a Colorado shell corporation.  The Company stock was cancelled.  As a result of this transaction, the Company merged with Ross Investments Inc. For financial accounting purposes it was a reverse acquisition of the Company by Ross Investments, and was treated as a recapitalization, with Ross Investments as the acquirer.   Ross Investments Inc. then changed its name to Poway Brake and Muffler Inc.   Accordingly, the financial statements of the Company have been prepared to give retroactive effect to January 1, 2008 of the reverse acquisition completed on December 2, 2008, and represent the operations of Poway Muffler and Brake, Inc.  The financial statements for the prior year ended December 31, 2007 have been similarly restated in order to provide a more accurate comparative.

Current Business of the Company

The Company operates a muffler and brake shop in a 2,060 square foot stand-alone leased building having three bays, an outside bay and a loft for inventory.  Apart from serving the public, the Company serves others in the automobile trade with whom they have formed business relationships:  truck fleets, auto dealerships, auto repair shops.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures About Fair Value of Financial Instruments.”  SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.  The carrying amounts of the Company’s financial instruments as of December 31, 2007 and 2006 approximate their respective fair values because of the short-term nature of these instruments.  Such instruments consist of cash, accounts payable and accrued expenses.  The fair value of related party payables is not determinable.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued liabilities, amounts due to officers and directors.  The fair value of these financial instruments approximate their carrying value due to the short maturities of these instruments, unless otherwise noted.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated deferred tax credits through net operating loss carryforwards.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined below.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company for the year ended December 31, 2008 suffered a marginal loss of $9,320 and in 2007 had a marginal net income of $2,954.  These marginal results, together with cumulative losses of $145,519, indicates that the Company may have difficulty in continuing as a going concern.

Management has made personnel changes and has embarked on a sales campaign aimed at other businesses in the automobile trade.  However the ability of the Company to continue as a going concern is dependent on the successful stimulation of sales in order to fund operating losses and become profitable.  If the Company is unable to make it profitable, the Company could be forced to cease development of operations.  Management cannot provide any assurances that the Company will be successful in its operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.  SFAS.  No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as January 6, 1989.  Since inception, the Company has incurred operating losses totaling $145,519.  The Company’s working capital has been generated through loans from a stockholder and from an affiliated company. Management has provided financial data since January 6, 1989, “Inception”, in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Accounts Receivable

The company’s accounts receivable are trade receivables from local businesses and individuals in the auto repair business.  The Company expects to collect the receivables in the next accounting period.  An allowance for doubtful accounts has been established at zero based on collection experience since 2002.

Inventory

Inventories are stated at the lower of cost or market value.   Market value represents net realizable value.  Inventories are priced by the Retail Inventory (average cost) method.  A periodic inventory system is maintained.

Property and Equipment

Fixtures and equipment are stated at cost less accumulated depreciation at cost and depreciated using straight line methods over the estimated useful lives of the related assets ranging from 7 to 10 years.  Maintenance and repairs are expensed currently. Fixtures and equipment including leasehold improvements totaled $91,387 as at December 31, 2008 and 2007 which, after application of depreciation, netted to zero at December 31, 2008 and $5,624 at December 31, 2007.

The Company reviews the carrying value of long-term assets to be held and used when events and circumstances warrant such a review.  If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value.  Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  The cost of normal maintenance and repairs is charged to operations as incurred.  Major overhaul that extends the useful life of existing assets is capitalized.  When equipment is retired or disposed, the costs and related accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

Net Income Per Share

Net income per share is calculated in accordance with SFAS 128, Earnings Per Share, for the periods presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  The Company had no potentially dilutive securities as of December 31, 2008 and 2007.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2008 and 2007:

	2008		2007
Basic and diluted net loss per share:

Numerator
Net Income (Loss)		$(9,320)	$2,954
Denominator
Basic and diluted weighted average
number of shares outstanding		2,654,179	5,260,000

Basic and Diluted Net Loss Per Share	$	(0.004)	$0.000

NOTE 3 – STOCKHOLDER’S LOAN

2008	2007

$64,580	$289,982

The loan from a stockholder is not subject to interest and has no terms of repayment.

NOTE 4 – RECENT ACCOUNTING PRONOUNCEMENTS

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The  adoption of FSP FAS 157-4 did not  have an impact on the Company’s  financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. The Company is not required to adopt FSP EITF 03-6-1; neither does the Company believe that FSP EITF 03-6-1 would have material effect on its financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS No. 161 did not have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. SAB No. 110  did not have an impact on the Company’s  financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.   FAS No. 141 did not  have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.   SFAS No. 159 did not have an impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. SFAS No. 157 did not have an impact on the Company’s financial position, results of operations or cash flows.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

There were no contingent liabilities as at December 31, 2008.

The Company signed a new property lease on September 30, 2008 for the following three year period at a minimal rent of $2,060 plus a common area fee of $640 per month.  An annual rent escalation clause is based on the Consumer Price Index for “San Diego – All Items”.   The lease provides for an option to renew for five years at a re-negotiated rent.

Future minimum lease payments required under the lease are as follows, for fiscal years ending December 31:

2009	32,400	Plus C.P.I. escalation
2010	32,400	Plus C.P.I. escalation
2011	24,300	Plus C.P.I. escalation

Total minimum lease payments	$89,100

NOTE 6 – CAPITAL STRUCTURE

Common Stock Transactions during the period from inception August 15 2003 through December 2, 2008: Poway Muffler and Brake, Inc.

The Company was incorporated August 15, 203 authorizing 100,000 common shares.   Par Value of $0.01 was established.  No other class of stock was authorized.

On August 31, 2003, 100,000 shares were issued to Alan Ligi, President of the Company in consideration of technical experience.   The transaction was at par value.

In the same month $39,151 in cash was contributed by Alan Ligi and $39,151 in cash was contributed by Jeff Chatsworth.

On December 2, 2008 the stock was exchanged, then cancelled, for an equal number of shares of Ross Investments, Inc.

Common Stock Transactions during the period from January 1, 2008 through December 31, 2008: Ross Investments, Inc., which became Poway Brake and Muffler Inc. on December 2, 2008

January 1, 2008	Authorized capital 750,000,000 shares of common stock. Issued and outstanding: 5,260,000.

April 24, 2008	Retired and cancelled 4,000,000 shares of common stock of Bruce Penrod, President of the Company.

April 24, 2008	Issued 50,000 shares of common stock to Bruce Penrod, President of the Company, of nominal value Nil.

April 24, 2008	Issued 50,000 shares of common stock to Intercorp, Inc., of nominal value Nil.

As at December 31, 2007 and 2008, the Company was authorized to issue 750,000,000 shares of $0.001 par value common stock, of which 5,260,000 shares were issued and outstanding at December 31, 2007 and 1,360,000 issued and outstanding at December 31, 2008.

NOTE 7 – LEGAL PROCEEDINGS

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

POWAY BRAKE AND MUFFLER, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The unaudited interim financial statements as of and for the nine months ended September 30, 2009 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These unaudited interim financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end December 31, 2008. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the nine month period ended September 30, 2009 are not necessarily indicative of results for the entire year ending December 31, 2009.

The financial statements presented are those of Poway Muffler and Brake, Inc., doing business as PMB Automotive Repair, (the Company).  The Company was incorporated under the laws of California on August 15, 2003 to enter the muffler and brake repair business.  The Company purchased an existing business, Poway Muffler and Brake at 13933 Poway Road, Poway, California on August 30, 2002.  Alan J. Ligi assumed the offices of President, Secretary and Treasurer, and a Director.

On December 2, 2008 the Company exchanged all its outstanding stock owned by the President Alan J. Ligi for an equal number of shares in Ross Investments Inc., a Colorado shell corporation.  The Company stock was cancelled.  As a result of this transaction, the Company merged with Ross Investments Inc. For financial accounting purposes it was a reverse acquisition of the Company by Ross Investments, and was treated as a recapitalization, with Ross Investments as the acquirer.   Ross Investments Inc. then changed its name to Poway Brake and Muffler Inc.   Accordingly, the financial statements of the Company have been prepared to give retroactive effect to January 1, 2008 of the reverse acquisition completed on December 2, 2008, and represent the operations of Poway Muffler and Brake, Inc.  The financial statements for the prior nine months ended September 30, 2008 have been restated.

Current Business of the Company

The Company operates a muffler and brake shop in a 2,060 square foot stand-alone leased building having three bays, an outside bay and a loft for inventory.  Apart from serving the public, the Company serves others in the automobile trade with whom they have formed business relationships:  truck fleets, auto dealerships, auto repair shops.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING P0LICIES

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures About Fair Value of Financial Instruments.”  SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.  The carrying amounts of the Company’s financial instruments as of September 30, 2009 and December 31, 2008 approximate their respective fair values because of the short-term nature of these instruments.  Such instruments consist of cash, accounts payable and accrued expenses.  The fair value of related party payables is not determinable.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued liabilities, amounts due to officers and directors.  The fair value of these financial instruments approximate their carrying value due to the short maturities of these instruments, unless otherwise noted.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated deferred tax credits through net operating loss carryforwards.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined below.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company for the nine months ended September 30, 2009 had a marginal loss of $8,288, and a decrease in cash flow of $1,467.  This, together with cumulative losses of $153,807, does not provide sufficient evidence  that it can continue as a going concern.

Management has made personnel changes and has embarked on a sales campaign aimed at other businesses in the automobile trade.  However the ability of the Company to continue as a going concern is dependent on the successful stimulation of sales in order to fund operating losses and become profitable.  If the Company is unable to make it profitable, the Company could be forced to cease development of operations.  Management cannot provide any assurances that the Company will be successful in its operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.  SFAS.  No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as August 15, 2003.  Since inception, the Company has incurred operating losses totaling $153,807.  The Company’s working capital has been generated through loans from a stockholder and from an affiliated company. Management has provided financial data since August 15, 2003, “Inception”, in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Accounts Receivable

The company’s accounts receivable are trade receivables from local businesses and individuals in the auto repair business.  The Company expects to collect the receivables in the next accounting period.  An allowance for doubtful accounts has been established at zero based on collection experience since 2003.

Inventory

Inventories are stated at the lower of cost or market value.   Market value represents net realizable value.  Inventories are priced by the Retail Inventory (average cost) method.  A periodic inventory system is maintained.

Property and Equipment

Fixtures and equipment are stated at cost less accumulated depreciation at cost and depreciated using straight line methods over the estimated useful lives of the related assets ranging from 7 to 10 years.  Maintenance and repairs are expensed currently. Fixtures and equipment including leasehold improvements totaled $91,387 at September 30, 2009 which, net of accumulated depreciation, was $3,206.

The Company reviews the carrying value of long-term assets to be held and used when events and circumstances warrant such a review.  If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value.  Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  The cost of normal maintenance and repairs is charged to operations as incurred.  Major overhaul that extends the useful life of existing assets is capitalized.  When equipment is retired or disposed, the costs and related accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

Net Income Per Share

Net income per share is calculated in accordance with SFAS 128, Earnings Per Share, for the periods presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised.  The Company had no potentially dilutive securities as of September 30, 2009.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the six months ended June 30, 2009:

Basic and diluted net loss per share:
Numerator
Net Income (Loss)		$(8,288)
Denominator
Basic and diluted weighted average number of shares outstanding		100,000

Basic and Diluted Net Loss Per Share	$	(0.08)

NOTE 4 - COMMITMENTS AND CONTINGENCIES

There were no contingent liabilities as at September 30, 2009.

The Company signed a new property lease on September 30, 2008 for the following three year period at a minimal rent of $2,060 plus a common area fee of $640 per month.  An annual rent escalation clause is based on the Consumer Price Index for “San Diego – All Items”.   The lease provides for an option to renew for five years at a re-negotiated rent.

Future minimum lease payments required under the lease are as follows, for fiscal years ending December 31:

2009	32,400	Plus C.P.I. escalation
2010	32,400	Plus C.P.I. escalation
2011	24,300	Plus C.P.I. escalation

Total minimum lease payments	$89,100

NOTE 5 – CAPITAL STRUCTURE

Common Stock Transactions during the period from inception August 15 2003 through June 30, 2009

The Company was incorporated August 15, 2003 authorizing 100,000 common shares.   Par Value of $0.01 was established.  No other class of stock was authorized.

On August 31, 2003, 100,000 shares were issued to Alan Ligi, President of the Company in consideration of technical experience.   The transaction was at par value.

In the same month $39,151 in cash was contributed by Alan Ligi and $39,151 in cash was contributed by Jeff Chatsworth.

As of June 30, 2009 the Company had authorized 100,000 shares of $0.01 par value common stock, of which 100,000 shares were issued and outstanding.

NOTE 6 – LEGAL PROCEEDINGS

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND FINANCIAL RESULTS

The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

BUSINESS OVERVIEW

The Company was incorporated in January 1989 as Ross Investments, Inc. under the laws of the State of Colorado.  From the date of Incorporation through December, 2008, the Company was a development stage company engaged in the business is software design and development for trading rare coins on the internet.  Prior to completing development of the software, other companies came to market with similar software, making our software virtually unmarketable.  In 2008, the Company's sole officer and director began to seek other companies for potential merger.

On December 2, 2008, the Company completed a merger with Poway Muffler and Brake, Inc., a California corporation (“PMB-CA”). Pursuant to the Share Exchange Agreement, each of the outstanding shares of PMB-CA common stock was converted into one share of the Company’s common stock.  All 100,000 shares of PMB-CA’s total outstanding common stock were held by Allan Ligi, PMB-CA’s sole shareholder.  Accordingly, upon closing of the Merger, Mr. Ligi’s shares of PMB-CA were converted into 100,000 shares of the Company’s common stock.  In addition, upon the closing of the Merger, the Company amended its Articles of Incorporation to change its name from Ross Investments, Inc. to Poway Muffler and Brake, Inc.  PMB-CA was established in 1994 as a retail automotive repair and maintenance service business.

Since the date of Incorporation, the Company has incurred operating losses of $153,807.

RESULTS OF OPERATIONS

During the period from our inception on January 6, 1989, to September 30, 2009.

During the period from our inception on January 6, 1989, to September 30, 2009, we hired consultants in areas of bookkeeping and accounting. We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements. Our gross revenue for the period from inception to September 30, 2009 was $2,341,698. Our cumulative loss since inception is $153,807.  Our operating expenses from January 6, 1989, to September 30, 2009 totaling $708,936 consists of accounting and audit fees of $22,263; general and administrative expenses of $504,352; and rent of $182,321.

PLAN OF OPERATIONS

Short Term Goals (next 12 months)

Over the next 12 months, the Company’s growth plans include continuing efforts to further expand the catalytic converter replacement program , the fleet servicing program and auto body shop associations.    Our plan of operation for the next twelve months will be focused on two major areas:  Marketing and Research and Development.

Marketing

Our plan is to continue our service operations while expanding our new programs.  To do this, Mr. Ligi intends to designate 15 hours per week on marketing the Company’s fleet servicing and auto body programs to applicable business owners within the surrounding communities.

In addition, the Company intends to launch the marketing of its catalytic converter replacement program.  Marketing activities shall include actively marketing local car dealerships and numerous other automotive repair facilities that do not service exhaust systems.

One other marketing-related initiative calls for the Company to target driving schools as well as local area high schools driving programs to offer educational services to new drivers in training. PMB plans to provide this community service to educate new drivers on how to check their oil, and do routine vehicle inspection. Providing this service, PMB establishes its reputation early as a Company that both cares about its customers and more importantly, can be trusted when it comes to maintaining a safe and reliable vehicle.

Research and Development

We will continuously educate ourselves on automobile-related trends and consumer preferences, such as focus on environmentally-friendly alternatives, which may lead to additional replacement part programs like our catalytic converter replacement program.

Long Term Goals (five years)

Expansion

PMB consists of one Company owned store, with plans to expand to six such locations over the next 36 - 60 months.   The company believes that there are significant expansion opportunities in new as well as existing market areas which will result from a combination of opening new stores and acquiring existing store locations. The Company believes that the increasingly complex nature of automotive repair and the need for state-of-the-art equipment may bring opportunities for acquisitions of existing businesses.

The Company anticipates that the capital required to open a new store will be approximately $120,000 per location, which includes approximately $30,000 for equipment, and $30,000 for inventory.   In instances where PMB acquires an existing business, it may pay additional amounts for intangible assets such as customer lists, covenants not-to-compete, trade names and goodwill.  At this time, the Company anticipates leasing the land and/or buildings.

Source of Funds

The Company plans to use funds generated from operations to accomplish its expansion goals.  However, a situation may arise where the Company is able to negotiate favorable terms on land or building lease and/or purchase of equipment and inventory, but may not yet have capital reserves necessary to move forward.  In such a case, the Company may decide to raise capital through the sale of stock.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Executive Officers and Directors:

Name	Age	Position
Allan Ligi	50	President, CEO, CFO, Secretary and Director

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

EXECUTIVE COMPENSATION

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year. The table below shows what we have paid to our directors since our inception on January 1989 through September 30, 2009.

Name	Title	Year	Salary	Bonus	Other Comp.	Restricted Stock Awarded	Options/ SARs (#)	LTIP Payouts ($)	Other Comp
Bruce Penrod	Pres/ CEO/ CFO/ Sec. Treas.	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bruce Penrod	Pres/ CEO/ CFO/ Sec. Treas.	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table sets  forth the  ownership,  as of December 31,  2009, of our common  stock  by each  of our  directors,  and by all  executive  officers  and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of December 31, 2009, there were 9,625,000 common shares issued and outstanding.  To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

		Amount and Nature of
Title of Class	Name of Owner	Beneficial Ownership (1)	Percent of Class (%)
Common	Allan Ligi President, CFO, CEO, Secretary, Treasurer and Director	200,000	13.70
Common	Gabrielle D. Chandler	100,000	6.85
Common	Steve Chandler	200,000	13.70
Common	Stanley C. & Mimi Lee	560,000	38.36
Common	Gary Chin	200,000	13.70

(1) Includes shares that could be obtained by the named individual within the next 60 days.

The percent of class is based on 1,460,000  shares of common stock issued and outstanding as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We  have  not  entered  into  any transactions  with  our   officers, directors,   persons   nominated  for  these positions, beneficial owners of 5%  or  more  of  our  common  stock, or  family members of these persons.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.49
Transfer Agent Fees	1,200.00
Accounting fees and expenses	7,000.00
Legal fees and expenses	15,000.00
Edgar filing fees	750.00

Total:	$23,954.49

All amounts are estimates other than the Commission's registration fee

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Colorado Revised Statutes Section 7-109-102, our Articles of Incorporation and our bylaws.

Under the Colorado Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's  articles of incorporation.  That is not the case with our articles of incorporation. Excepted from that immunity are actions:

(a)  in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b)  in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not  prohibited by Colorado law;  provided,  however,  that we may modify the  extent of such  indemnification  by  individual  contracts  with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding  (or part thereof) initiated by such person unless:

(a)  such indemnification is expressly required to be made by law;

(b)  the proceeding was authorized by our shareholders;

(c)  such indemnification is provided by us, in our sole discretion,  pursuant to the powers vested us under Colorado law; or

(d)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  by  reason  of the fact  that he is or was our  director  or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding,  promptly  following  request.  This advanced of expenses is to be made upon  receipt of an  undertaking  by or on behalf of such person to repay said amounts  should it be   ultimately  determined that  the  person  was not  entitled  to be  indemnified  under  our  bylaws  or otherwise.

ISSUANCES OF UNREGISTERED SECURITIES

We completed a private offering of 1,100,000 shares of our common stock at a price of $0.05 per share to a total of 5 purchasers on August 31, 2003.  The total amount received from this offering was $55,000. We completed this offering pursuant to Regulation D, Rule 504 of the Securities Act.

On July 31, 2000, we completed a private offering of 60,000 shares of common stock at a price of $1.00 per share a total of 29 purchasers.  The total received from this offering was $60,000.  We completed this offering pursuant to Regulation D, Rule 504 of the Securities Act.

On July 31, 2000, we completed a private offering of 50,000 shares of common stock to our former officer and director, Bruce Penrod, and another 50,000 shares of common stock at a price of $0.000 to Intercorp, Inc. (a company owned by Mr. Penrod)  as payment for management services rendered since inception The total received from this offering was $0.000.  We completed this offering pursuant to Regulation D, Rule 504 of the Securities Act.

On December 15, 2008, contemporaneous with the merger with PMB, we issued 1000,000 shares of our common stock to Allan Ligi in exchange for 100,000 shares of common stock of PMB owned by Ligi.

The offer and sale of all Shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation D promulgated under the Securities Act.

EXHIBITS

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Synergen Law Group with consent to use
23.1	Consent of Independent Registered Accounting Firm

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.        To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

(a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  registration Statement; and

(c)  include any additional or changed material information on the plan of distribution.

2.        That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.        To remove from registration by  means of a post-effective amendment any of the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.        That, for determining  our  liability  under  the  Securities  Act  to any purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this registration statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell  such securities to such purchaser:

(i)    any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

(ii)   any free writing prospectus relating to the  offering  prepared by or on our behalf or used or referred to by us;

(iii)  the  portion  of any other free writing prospectus  relating  to  the offering containing  material  information about us or our securities provided by or on behalf of us; and

(iv)  any other communication that is  an  offer in the offering made by us to the purchaser.

Each  prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the  payment by us of expenses  incurred  or paid by one of our  directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on February 11, 2010.

POWAY MUFFLER & BRAKE, INC.

Date: February 11, 2010	By:	/s/ Allan Ligi
	Name:	Allan Ligi
	Title:	President, Chief Executive Officer, Chief Financial
Officer, Secretary, Treasurer